UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

VERANO HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Proxy Materials

for the

Verano Holdings Corp.

2025 Annual General Meeting of Shareholders

To be held on June 19, 2025

at 9:30 A.M. Central Time

Virtually at https://web.lumiconnect.com/#/269028935

Password: verano2025 (case sensitive)

Please be advised that the proxy materials for the 2025 Annual General Meeting of Shareholders (the “Meeting”) of Verano Holdings Corp. (the “Company”) are available for viewing and downloading online. These proxy materials are available at:

●	the Company’s website at https://investors.verano.com/corporate-governance/annual-shareholder-meeting; or

●	the Company’s profile page at www.sedarplus.ca

This document is not a form for voting and provides a general overview of the proxy statement and management information circular for the Meeting (the “Proxy Statement”), the Annual Report and the other proxy materials related to the Meeting (collectively with the Proxy Statement and the Annual Report, the “Proxy Materials”).

Please access and review the Proxy Materials available online prior to voting on the proposals to be presented to the Company’s shareholders at the Meeting.

Obtaining Paper or Email Copies of the Proxy Materials

The Company’s shareholders may request at no cost paper copies of the Proxy Materials by regular mail or email copies of the Proxy Materials. Requests for paper or email copies must be received by June 4, 2025. Shareholders may request to receive paper copies of the Proxy Materials for up to one year from April 22, 2025, which is the date the Proxy Materials were filed on the Company’s respective profile pages on www.sedarplus.ca and www.sec.gov. Unless requested, you will not otherwise receive a paper or email copy of the Proxy Materials.

For more information regarding notice-and-access or to obtain paper or email copies of the Proxy Materials please contact the Company’s transfer agent, Odyssey Trust Company, via www.odysseycontact.com or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America).

Notice of Meeting

The Meeting will be held for the following purposes, as described in further detail in the Proxy Statement:

●	to receive the financial statements of the Company for the year ended December 31, 2024, together with the report of the Company’s auditor thereon;

●	to set the number of directors at five, subject to such increases as may be permitted by the Articles of the Company;

●	to elect five directors from the nominees proposed by the board of directors of the Company (the “Board”);

●	to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement;

●	to re-appoint Macias Gini & O’Connell LLP as auditor for the Company and the authorization of the Board to fix the auditors’ remuneration and terms of engagement; and

●	to transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board recommends that you vote your shares:

●	“FOR” the setting of the number of directors at five;
●	“FOR” each director nominee to be re-elected to the Board;
●	“FOR” the approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement; and
●	“FOR” the re-appointment of Macias Gini & O’Connell LLP as auditor for the ensuing year and the authorization of the Board to fix the auditor’s remuneration and set the terms of engagement.

Voting

Please note, you cannot vote by returning this notice and you must vote online following the instructions on your voting card or request a paper copy of the Proxy Materials to receive a proxy card. Your online vote or paper proxy card must be received by 9:30 A.M. Central Time on June 17, 2025.

You are also able to vote electronically at the Meeting by visiting https://web.lumiconnect.com/#/269028935, password “verano2025” (case sensitive). To participate and submit your vote at the Meeting, you will need your 12-digit control number printed below. If you wish to appoint a person to virtually attend and vote at the Meeting on your behalf, please follow the instructions online or on the proxy card or voting instruction form to appoint such person.

Stratification

The Company initially is providing paper copies of the Proxy Statement only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Financial Statements

The Company is providing paper copies or emailing electronic copies of its annual audited financial statements for the fiscal year ended December 31, 2024 to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method. Shareholders may request to receive copies of our interim or annual financial statements and management’s discussion and analysis by completing the relevant portion on the proxy card or voting instruction form.